DRIVEN BRANDS HOLDINGS INC. SECURITIES TRADING POLICY Effective January 1, 2025 I. Purpose This Policy describes the guidelines of Driven Brands Holdings Inc. and its subsidiaries (the “Company”) concerning transactions in the securities of the Company or securities of another public company and the handling of non-public information relating to the Company or another company that the Company’s directors, officers and employees may come into possession in the normal course of business. The Securities and Exchange Commission (the “SEC”) and the U.S. securities exchanges are extremely effective in detecting insider trading. The SEC and the Department of Justice have prosecuted cases involving trading or tipping by employees at all levels of a business, trading or tipping by family members and friends, trading involving offshore accounts and trading involving only a small amount of stock. The consequences of insider trading violations can be severe: For individuals who trade on inside information (or tip information to others): civil penalties of up to three times the profit gained or loss avoided; criminal fines (no matter how small the profit); and jail terms. For a company (as well as possibly any supervisory person) that fails to take appropriate steps to prevent illegal trading: civil and criminal penalties. If any employee violates this Policy, Company-imposed sanctions, including dismissal for misconduct or cause, could result. II. Persons Subject to the Policy This Policy applies to all directors, executive officers1 and employees of the Company as well as contractors or consultants who may be provided access to material nonpublic information about the Company (collectively, “Company Personnel”). The general prohibitions of this Policy apply to all Company Personnel, while the restrictions set forth in Part VI (blackout periods) and Part VII (pre-clearance) apply only to directors, executive officers and certain designated employees. If you are unsure whether you are 1 Executive Officers for purposes of this Policy are persons meeting the definition of “officer” in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Exhibit 19.1 subject to the restrictions set forth in Parts VI or VII, please contact the Company’s General Counsel or his or her designee. The restrictions described in this Policy that apply to you also apply to your spouse, minor children and anyone else living in your household, partnerships in which you are a general partner, trusts of which you are a trustee, estates of which you are an executor, or other entities controlled, influenced, or managed by you and/or your Family Members (collectively with Family Members, “Related Parties,” and together with Company Personnel, “Insiders”). You are responsible for compliance with this Policy by your Related Parties and should treat all transactions by your Related Parties as if the transactions were for your own account. III. Transactions Subject to the Policy For purposes of this Policy, references to “trading” or to “transactions in securities of the Company” include: purchases or sales of Company stock, bonds, options, puts and calls, derivative securities based on securities of the Company; gifts of Company securities; loans of Company securities; hedging transactions involving or referencing Company securities, contributions of Company securities to a trust, sales of Company stock acquired upon the exercise of stock options, broker-assisted cashless exercises of stock options, market sales to raise cash to fund the exercise of stock options; sales of Company securities obtained through the vesting of restricted stock units or performance stock units awarded by the Company; an election to participate the Company’s employee share purchase plan (or ESPP), any increase or decrease in the amount of periodic contributions to the ESPP and sales of Company stock purchased under the ESPP; . IV. Policy Statement If you possess material nonpublic information (as further discussed below) relating to the Company, neither you nor any Related Party may: effect transactions in securities of the Company (other than pursuant to a Rule 10b5-1 Plan (as defined in Part VIII below) or engage in any other action to take advantage of that information; pass that information on to any person (including persons within the Company whose jobs do not require them to have that information), including family or friends; or suggest or otherwise recommend that any such person outside the Company effect a transaction in securities of the Company or engage in any other action to take advantage of that information. This Policy will continue to apply after termination of employment, service or relationship with the Company to the extent that a former director, executive officer or employee is in possession of material nonpublic information at the time of termination. In such case, no transaction in securities of the Company may take place until the information becomes public or ceases to be material. Persons subject to the blackout period restrictions who terminate their employment, service or relationship with the Company during a blackout period will remain subject to the restrictions until the end of such blackout period.

This Policy also applies to material nonpublic information obtained in the course of employment with, or by serving as a director of, the Company, relating to any other company, including: our customers, clients or suppliers, any entity with which we may be negotiating a major transaction or business combination, or any entity as to which we have an indirect or direct control relationship or a designee on the board of directors. Neither you nor any Related Party may effect transactions in the securities of any such other company while in possession of material nonpublic information concerning such company that was obtained in the course of your employment or service with the Company. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct. Material Information. “Material information” is any information that a reasonable investor would consider important in a decision to effect a transaction in securities of the Company. In short, any information that could reasonably affect the price of such securities. Either positive or negative information may be material. Common examples of information that will frequently be regarded as material are: projections of future earnings or losses, or other guidance concerning earnings; the fact that earnings are inconsistent with consensus expectations; material changes in ownership or control; a pending or proposed merger, joint venture, acquisition or tender offer; a significant sale of assets or the disposition of a subsidiary or business unit; changes in dividend policies or the declaration of a stock split or the proposed or contemplated issuance, redemption, or repurchase of securities; the establishment of a repurchase program for securities; changes in senior management or other key employees, directors, or auditors; significant new products or services; significant legal or regulatory exposure due to a pending or threatened lawsuit or investigation;

impending bankruptcy or other financial liquidity problems; a material cyber incident that has not been disclosed; major environmental incidents; changes in legislation affecting our business; and the gain or loss of a substantial customer, client or supplier. 20-20 Hindsight. Remember, if your transaction in securities of the Company becomes the subject of scrutiny, it will be viewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction you should carefully consider how regulators and others might view your transaction in hindsight. Tipping Information to Others. Whether the information is proprietary information about the Company or other information that could have an impact on the price of the Company’s securities, you must not pass the information on to others. Penalties will apply whether or not you derive, or even intend to derive, any profit or other benefit from another’s actions. When Information is Public. Nonpublic information is information that has not been broadly disclosed to the marketplace, such as through a press release or a filing with the Securities and Exchange Commission (the “SEC”), and the marketplace has not had enough time to absorb the information. As a general rule, information should not be considered fully absorbed by the marketplace until the end of the second trading day after the information is released. A “trading day” is a day on which the Nasdaq Stock Market is open for business. Thus, if information is released before the market opens on a Monday, trading should not take place until the market opens on Wednesday by which time two full trading days would have elapsed. If, however, the Company discloses material nonpublic information after the market closes on Monday, you may not trade in the Company securities until the market opens on Thursday. Confidentiality Obligations. The restrictions set forth in this Policy are designed to avoid misuse of material nonpublic information in violation of the securities laws. These restrictions are in addition to, and in no way alter, the general obligations that each Company Personnel has to maintain the confidentiality of all confidential or proprietary information concerning the Company and its business, as well as any other confidential information, that may be learned in the course of service or employment with the Company. No such information is to be disclosed to any other person in the Company, unless that person has a clear need to know that information, and no such information may be disclosed to any third parties, except as required or otherwise contemplated by your function or position. You should take precautions to prevent the unauthorized disclosure or other misuse of such information by maintaining files securely, avoiding discussions of such information in public and taking extra care when distributing such information electronically.

V. Additional Prohibited Transactions Because we believe it is improper and inappropriate for any person to engage in short-term or speculative transactions involving the Company’s securities, it is the policy of the Company that Insiders are prohibited from engaging in any of the following activities with respect to securities of the Company: Purchases of securities of the Company on margin. You may not purchase securities of the Company on margin or pledge, or otherwise grant a security interest in, securities of the Company in margin accounts. Short sales (i.e., selling stock you do not own and borrowing the shares to make delivery). The SEC effectively prohibits directors and executive officers from selling Company securities short. This Policy is simply expanding this prohibition to cover all employees. Options/derivatives trading. Buying or selling puts, calls, options or other derivatives in respect of securities of the Company. Insiders are also prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities. VI. Blackout Periods – For Directors, Officers and Certain Other Personnel with Access to Material Nonpublic Information The Company’s announcement of quarterly financial results has the potential to have a material impact on the market for the Company’s securities. Therefore, in order to avoid any appearance that its Insiders are trading while aware of material nonpublic information, all directors, executive officers and certain other persons who are or may be expected to be aware of quarterly financial results of the Company, and their respective Related Parties, will be subject to quarterly blackouts on trading. The Company has established the following “blackout periods” in relation to the publication of its annual and quarterly results the period commencing two weeks prior to the end of each fiscal quarter and ending at the close of trading on the second trading day after public announcement of the Company’s financial results for such quarter During these blackout periods, the following persons and their Related Parties are prohibited from effecting transactions in securities of the Company (except as otherwise expressly provided below): directors and their secretaries and other assistants; Presidents, Executive Vice Presidents, Senior Vice Presidents, and their secretaries and other assistants;

employees at the Director level and above in the accounting, business development, finance and, information technology, and legal departments; and any other person designated by the General Counsel or his or her designee. You should be aware that the blackout periods described above may be modified by the Company at any time. In addition, the Company may from time to time determine that effecting transactions in securities of the Company is inappropriate at a time that is outside the blackout periods and, accordingly, may notify you of additional blackout periods at any time. For example, a short blackout period may be imposed on certain Company Personnel shortly before issuance of interim earnings guidance, or a temporary blackout period may be imposed on certain Company Personnel because the Company is involved in a highly sensitive transaction. Those subject to blackout period requirements will receive notice of any modification by the Company of the blackout period policy or of any additional prohibition on trading during a non-blackout period. Any person made aware of such a special blackout period shall not trade in the Company’s securities while the blackout period is in effect and shall not disclose the existence of the blackout period to anyone else inside or outside the Company. See Part VIII below for the principles applicable to transactions under Rule 10b5-1 plans. VII. Pre-Clearance of Securities Transactions To provide assistance in preventing inadvertent violations of the law and avoiding even the appearance of an improper transaction (which could result, for example, where an executive officer engages in a trade while unaware of a pending major development), we are implementing the following procedures: All transactions in securities of the Company by the following persons and their Related Parties must be pre-cleared with the Company’s General Counsel or his or her designee: directors and their secretaries and other assistants; executive officers, any other officer who has an obligation to file reports under Section 16 of the Exchange Act, and their secretaries and other assistants; employees at the Director level and above in the accounting, business development, finance, information technology, and legal departments; and any other person designated by the General Counsel or his or her designee. Persons subject to these restrictions should contact the General Counsel or his or her designee using the form attached as Appendix A at least two business days (or such shorter period as the General Counsel or his or her designee may determine) in advance and may not effect any transaction subject to the pre-clearance request unless given clearance to do so, which clearance, if granted, will be valid only for two business days following the approval date. If a transaction for which clearance has been granted is not effected (i.e., the trade is not placed) within such two business day period, the transaction must again be pre-cleared. The General Counsel shall submit pre-clearance requests with respect to his/her transactions to the Chief Financial Officer.

To the extent that a material event or development affecting the Company remains nonpublic, persons subject to pre-clearance will not be given permission to effect transactions in securities of the Company. Such persons may not be informed of the reason why they may not trade. Any person that is made aware of the reason for an event-specific prohibition on trading should in no event disclose the reason for the prohibition to third parties and should avoid disclosing the existence of the prohibition, if possible. Caution should be exercised when telling a broker or other person who suggested a trade that the trade cannot be effected at the time. See Part VIII below for the principles applicable to transactions under Rule 10b5-1 plans. VIII. Rule 10b5-1 Plans Rule 10b5-1(c) under the Exchange Act provides an affirmative defense against insider trading liability for trades that are effected pursuant to a written plan, contract, instruction, or arrangement that meets the specified conditions thereunder (a “Rule 10b5-1 Plan”). Transactions under a Rule 10b5-1 Plan may occur even when the person who has entered into the plan is aware of material nonpublic information. The trading restrictions described in Parts IV, VI and VII do not apply to a Rule 10b5-1 Plan. In addition to complying with requirements of Rule 10b5-1 under the Exchange Act, under this Policy, the adoption, amendment or termination of a Rule 10b5-1 Plan must meet the requirements set forth in Appendix B, “Guidelines for Rule 10b5-1 Plans.” IX. Company Transactions From time to time, the Company may engage in transactions in its own securities. It is the Company’s policy to comply with all applicable securities and state laws (including appropriate approvals by the Board of Directors or appropriate committee, if required) when engaging in transactions in Company securities. X. Certification All Company Personnel subject to this Policy will be required to certify their understanding of and intent to comply with this Policy periodically. XI. Assistance Any person who has any questions about this Policy or about specific transactions may contact the Company’s General Counsel or his or her designee. Remember, however, that the ultimate responsibility for adhering to this Policy and avoiding improper transactions rests with you. In this regard, it is imperative that you use your best judgment and to ask before acting if you are unsure.

ACKNOWLEDGEMENT AND CERTIFICATION I certify that: 1. I have read and understand the Securities Trading Policy (the “Policy”) of Driven Brands Holdings Inc. (the “Company”). 2. I understand that the Company’s General Counsel or his or her designee is available to answer any questions I have regarding the Policy. 3. Since the date this Policy became effective, or such shorter period of time that I have been with the Company, I have complied with the Policy. 4. I will continue to comply with the Policy for as long as I am subject to the Policy. _____________________________ Signature Date: _______________________ _____________________________ Name (Please Print)

Appendix A Email Form for Pre-Clearance Requests RE: Request for Pre-Clearance To: General Counsel & Vice President, Corporate Governance and Securities I am requesting pre-clearance to complete the following transactions on [INSERT DATE] (complete as applicable, if not applicable, leave blank): 1. Purchase shares of DRVN; 2. Sell shares of DRVN; 3. Exercise DRVN options; or 4. Otherwise dispose of DRVN shares (Please explain any gifts of stock, transfers for estate planning/divorce/bequest/loan/ pledge below): By completing and submitting this form, I hereby represent all of the following: 1. I have read and am in compliance with the Driven Brands Holdings Inc. Securities Trading Policy. 2. I am not currently in possession of material non-public information regarding Driven Brands, and at the time I complete the transaction noted above, I will not be in possession of material non-public information regarding Driven Brands. 3. I understand that pre-clearance is good for two trading days (or less if the normal quarterly blackout period starts, a special trading blackout is declared, or I come into possession of material non-public information).

Appendix B Guidelines for Rule 10b5-1 Plans As discussed in the Policy, Rule 10b5-1 provides an affirmative defense from insider trading liability. In order to be eligible to rely on this defense, Insiders must enter into a Rule 10b5-1 Plan for transactions in Company securities that meets certain conditions specified in Rule 10b5-1. Capitalized terms used in these guidelines without definition have the meaning set forth in the Policy. These guidelines are in addition to, and not in lieu of, the requirements and conditions of Rule 10b5-1. The General Counsel or his or her designee will interpret and administer these guidelines for compliance with Rule 10b5-1, the Policy and the requirements below. No personal legal or financial advice is being provided by the General Counsel or his or her designee regarding any Rule 10b5-1 Plan or proposed trades. Insiders remain ultimately responsible for ensuring that their Rule 10b5-1 Plans and contemplated transactions fully comply with applicable securities laws. It is recommended that Insiders consult with their own attorneys or other advisors about any contemplated Rule 10b5-1 Plan. Note that for any director or executive officer (“Section 16 Persons”), the Company is required to disclose the material terms of his or her Rule 10b5-1 Plan (and may be required to disclose the material terms of Rule 10b5-1 Plans of Related Parties of such persons), other than with respect to price, in its periodic report for the quarter in which the Rule 10b5-1 Plan is adopted, modified, or terminated (as described below). 1. Pre-Clearance Requirement. The Rule 10b5-1 Plan must be reviewed and approved in advance by the General Counsel or his or her designee (or, in the case of the General Counsel, by the Chief Financial Officer) at least five business days prior to the entry into the plan in accordance with the procedures set forth in the Policy and these guidelines. The Company may require that Insiders use a standardized form of Rule 10b5-1 Plan. 2. Time of Adoption. Subject to pre-clearance requirements described above, the Rule 10b5- 1 Plan must be adopted at a time: When the Insider is not aware of any material nonpublic information; and If the Insider is subject to Part VI of the Policy, when a blackout period is not in effect. 3. Plan Instructions. Any Rule 10b5-1 Plan adopted by any Insider must be in writing, signed, and either: specify the amount, price and date of the sales (or purchases) of the Company’s securities to be effected; provide a formula, algorithm or computer program for determining when to sell (or purchase) the Company’s securities, the quantity to sell (or purchase) and the price; or delegate decision-making authority with regard to these transactions to a broker or other agent without any material nonpublic information about the Company or its securities.

For the avoidance of doubt, Insiders may not subsequently influence how, when, or whether to effect purchases or sales with respect to the securities subject to an approved and adopted Rule 10b5-1 Plan. 4. No Hedging. Insiders may not have entered into or altered a corresponding or hedging transaction or position with respect to the securities subject to the Rule 10b5-1 Plan and must agree not to enter into any such transaction while the Rule 10b5-1 Plan is in effect. 5. Good Faith Requirements. Insiders must enter into the Rule 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rules 10b-5 and 10b5-1. Insiders must act in good faith with respect to the Rule 10b5-1 Plan for the entirety of its duration. 6. Certifications for Section 16 Persons. Section 16 Persons and their Family Members and Controlled Entities that enter into Rule 10b5-1 Plans must certify that they are: (1) not aware of any material nonpublic information about the Company or the Company securities; and (2) adopting the Rule 10b5-1 Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rules 10b-5 and 10b5-1 under the Exchange Act. 7. Cooling Off Periods. The first trade under the Rule 10b5-1 Plan may not occur until the expiration of a cooling-off period as follows: For Section 16 Persons (as well as their Family Members and Controlled Entities), the later of (1) two business days following the filing of the Company’s Form 10- Q or Form 10-K for the completed fiscal quarter in which the Rule 10b5-1 Plan was adopted and (2) 90 calendar days after adoption of the Rule 10b5-1 Plan; provided, however, that the required cooling-off period shall in no event exceed 120 days. For other Insiders, 30 days after adoption of the Rule 10b5-1 Plan. 8. No Overlapping Rule 10b5-1 Plans. An Insider may not enter into overlapping Rule 10b5-1 Plans (subject to certain exceptions). Please consult the General Counsel or his or her designee with any questions regarding overlapping Rule 10b5-1 plans. 9. Single Transaction Plans. An Insider may not enter into more than one Rule 10b5-1 Plan designed to effect the open-market purchase or sale of the total amount of securities as a single transaction during any rolling 12-month period (subject to certain exceptions). A single-transaction plan is “designed to effect” the purchase or sale of securities as a single transaction when the terms of the plan would, for practical purposes, directly or indirectly require execution in a single transaction. 10. Modifications and Terminations. Modifications/amendments and terminations of an existing Rule 10b5-1 Plan are strongly discouraged due to legal risks, and can affect the validity of trades that have taken place under the plan prior to such modification/amendment or termination. Under Rule 10b5-1 and these guidelines, any modification/amendment to the amount, price, or timing of the purchase or sale of the securities underlying the Rule 10b5-1 Plan (a “Material Modification”) will be deemed to be a termination of the current Rule 10b5-1 Plan and creation of a new Rule 10b5-1 Plan. As such, the modification/amendment of an existing Rule 10b5 1 Trading Plan must be reviewed and approved in advance by the General Counsel or his or designee in accordance with the pre-clearance procedures set forth in the Policy and these guidelines, and any Material Modification will be subject to all the other requirements set forth in these guidelines regarding the adoption of a new Rule 10b5-1 Trading Plan. If an Insider is considering administerial changes to a Rule 10b5-1 plan, such as changing the account information, the Insider should consult with the General Counsel or his or her designee in advance to confirm that any such change does not constitute an effective termination of the plan. The termination (other than through an amendment or modification) of an existing Rule 10b5-1 Plan must be reviewed and approved in advance by the General Counsel or his or her designee in accordance with pre-clearance procedures set forth in the Policy and these guidelines. The General Counsel or his or her designee will not approve the termination of a Rule 10b5-1 Plan unless: The Insider is not aware of any material nonpublic information; and If the Insider is subject to Part VI of the Policy, a blackout period is not in effect.